Exhibit 99.1

FOR IMMEDIATE RELEASE

Corey M. Horowitz, Chairman and CEO

Network-1 Technologies, Inc.

(212) 829-5770

NETWORK-1 REPORTS FIRST QUARTER 2021 RESULTS

New York, New York May 17, 2021 - Network-1 Technologies, Inc. (NYSE AMERICAN: NTIP), a company specializing in the development, licensing, and protection of its intellectual property assets, today announced financial results for the quarter ended March 31, 2021.

Network-1 had revenue of $18,692,000 for the three months ended March 31, 2021 as compared to revenue of $161,000 for the three months ended March 31, 2020. The increase in revenue of $18,531,000 for the three months ended March 31, 2021 was due to revenue of $18,692,000 from the resolution of a contractual dispute with Cisco Systems, Inc. concerning the licensing of Network-1’s Remote Power Patent.

Network-1 reported net income of $9,451,000 or $0.39 per share basic and $0.38 diluted for the three months ended March 31, 2021 compared with a net loss of $1,337,000 or $(0.06) per share basic and diluted for the three months ended March 31, 2020.  The increased net income of $10,788,000 for the three months ended March 31, 2021 was primarily due to $18,692,000 of revenue from the resolution of Network-1’s contractual dispute with Cisco during the three months ended March 31, 2021.

At March 31, 2021, Network-1’s principal sources of liquidity consisted of cash and cash equivalents and marketable securities of $41,271,000 and working capital of $52,271,000. Network-1 believes based on its current cash position that it will have sufficient cash to fund its operations for the foreseeable future.

With respect to Network-1’s patent infringement litigation against Hewlett-Packard involving its Remote Power Patent, on May 7, 2021, the U.S. District Court for the Eastern District of Texas, Tyler Division, granted Network-1’s motion for a new trial and denied its request for judgment as a matter of law on validity (which will be part of the trial). In addition, the District Court scheduled the trial to commence on August 2, 2021.

On March 12, 2021, Network-1 increased its investment in ILiAD Biotechnologies, LLC, a privately held clinical stage biotechnology company dedicated to the prevention of human disease caused by Bordetella pertussis with a current focus on its proprietary intranasal vaccine BPZE1, to an aggregate of $6,000,000 by making an additional $1,000,000 investment as part of ILiAD’s private offering of up to $23,500,000 of convertible notes.

On June 9, 2020, the Board of Directors of Network-1 approved the continuation of Network-1’s dividend policy which consists of semi-annual cash dividends of $0.05 per share ($0.10 per share annually) which dividends are anticipated to be paid in March and September of each year. On February 23, 2021, Network-1’s Board of Directors declared a semi-annual cash dividend of $0.05 per share with a payment date of March 31, 2021 to all shareholders of record as of March 16, 2021. Network-1’s dividend policy undergoes a periodic review by the Board of Directors and is subject to change at any time depending upon Network-1’s earnings, financial requirements and other factors existing at the time.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the development, licensing and protection of its intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns eighty-four (84) patents covering various telecommunications and data networking technologies as well as technologies relating to document stream operating systems and the identification of media content. Network-1's current strategy includes continuing to pursue licensing opportunities for its intellectual property assets. Network-1's strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 has achieved with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent has generated licensing revenue in excess of $170,000,000 from May 2007 through March 31, 2021. Network-1 has achieved licensing and other revenue of $47,150,000 through March 31, 2021 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1's Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on 10-Q for the three months ended March 31, 2021 filed with the Securities and Exchange Commission including, among others, Network-1’s uncertain revenue stream, uncertainty as to the outcome of pending litigations involving Network-1’s Remote Power Patent, Mirror Worlds patent portfolio and Cox patent portfolio, Network-1’s ability to generate further revenue from its Remote Power Patent for the period prior to March 7, 2020 (the expiration date of the patent), the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its Cox Patent Portfolio, its M2M/IoT Patent Portfolio and additional revenue and profit from its Mirror Worlds Patent Portfolio as well as a return on its investment in IliAD Biotechnologies, LLC or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue be paid, the difficulty in Network-1 verifying royalty amounts owed to it by its licensees, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the risk in the future of Network-1 being classified as a Personal Holding Company which may result in Network-1 issuing a special cash dividend to its stockholders, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

The unaudited condensed consolidated statements of operations and comprehensive income (loss) and unaudited condensed consolidated balance sheet are attached.

NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended March 31,
	2021	2020

REVENUE	$18,692,000	$161,000

OPERATING EXPENSES:
Costs of revenue	5,420,000	32,000
Professional fees and related costs	355,000	399,000
General and administrative	513,000	486,000
Amortization of patents	74,000	72,000
Stock-based compensation	59,000	72,000

TOTAL OPERATING EXPENSES	6,421,000	1,061,000

OPERATING INCOME (LOSS)	12,271,000	(900,000)

OTHER INCOME (LOSS):
Interest and dividend income, net	50,000	178,000
Net realized and unrealized gain (loss) on marketable securities	(46,000)	(322,000)
Total other income (loss), net	4,000	(144,000)

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN NET LOSSES OF EQUITY METHOD INVESTEE	12,275,000	(1,044,000)

INCOME TAXES PROVISION:
Current	890,000	—
Deferred taxes, net	1,724,000	—
Total income taxes provision	2,614,000	—

INCOME (LOSS) BEFORE SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE:	$9,661,000	$(1,044,000)

SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	$(210,000)	$(293,000)

NET INCOME (LOSS)	$9,451,000	$(1,337,000)

Net Income (Loss) Per Share
Basic	$0.39	$(0.06)
Diluted	$0.38	$(0.06)

Weighted average common shares outstanding:
Basic	24,107,879	24,029,513
Diluted	24,616,379	24,029,513

Cash dividends declared per share	$0.05	$0.05

NET INCOME (LOSS)	$9,451,000	$(1,337,000)

OTHER COMPREHENSIVE INCOME (LOSS)
Net unrealized holding gain (loss) on corporate bonds and notes during the period, net of tax	11,000	(163,000)
Amounts reclassified from accumulated other comprehensive income (loss)	—	(20,000)
Net other comprehensive income (loss)	11,000	(183,000)

COMPREHENSIVE INCOME (LOSS)	$9,462,000	$(1,520,000)

Condensed Consolidated Balance Sheet (Unaudited)

Cash and cash equivalents	$24,122,000

Marketable securities, at fair value	$17,149,000

Total current assets	$60,051,000

Total assets	$66,016,000

Total current liabilities	$7,780,000

Total long term liabilities	$769,000

Total stockholders’ equity	$57,467,000